Exhibit 99.1
news release
For Immediate Release
Employers Holdings Announces CEO Retirement and Transition Plan

-- Douglas Dirks to Retire in April 2021 --

Reno, Nevada - June 9, 2020 - Employers Holdings, Inc. (NYSE:EIG), America’s small business insurance specialist®, today announced that Douglas Dirks, president and chief executive officer, has informed the board of directors of his intention to retire from his position on April 1, 2021. Employers’ board of directors has initiated a search process to identify the successor for Mr. Dirks.
“It has been the privilege of my professional life to oversee the evolution of the company, which was started in 1913 as Nevada’s State Fund to provide workers’ compensation insurance for Nevada businesses,” said Mr. Dirks. “We privatized in 1999 as Employers Insurance Company of Nevada, de-mutualized, and then went public in February 2007. I extend my deepest thanks to our executive management team and our 700 employees, without whom our shared success would not have been possible. I’m extremely proud of the team that is in place and have complete confidence that Employers will continue to grow and thrive. I look forward to working with the board of directors to ensure a seamless transition to my successor.”
Michael J. McSally, chairman of the board, stated, “For the past 27 years, Doug has provided Employers with superb leadership, dedication and vision. Many of us think of him as the company’s founder. He is leaving Employers in an excellent position, as the quality and strength of the management team and operating platforms have never been better and our financial position has never been stronger. Doug has the profound gratitude of the board of directors for the value creation he has overseen. We look forward to a smooth leadership transition.”
Forward-Looking Statements
In this press release, Employers Holdings, Inc. (the “Company”) and its management discuss and make statements based on currently available information regarding their intentions, beliefs, current expectations, and projections of, among other things, the Company’s future performance. Certain of these statements may constitute “forward-looking” statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and are often identified by words such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “target,” “project,” “intend,” “believe,” “estimate,” “predict,” “potential,” “pro forma,” “seek,” “likely,” or “continue,” or other comparable terminology and their negatives. The Company and its management caution investors that such forward-looking statements are not guarantees of future performance. Risks and uncertainties are inherent in the Company’s future performance. Factors that could cause the Company’s actual results to differ materially from those indicated by such forward-looking statements include, among other things, those discussed or identified from time to time in the Company’s public filings with the Securities and Exchange Commission (the “SEC”), including the risks detailed in the Company’s Quarterly Reports on Form 10-Q and the Company’s Annual Reports on Form 10-K. Except as required by applicable securities laws, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.
Filings with the SEC
The Company’s filings with the SEC and its quarterly investor presentations can be accessed through the “Investors” link on the Company’s website, www.employers.com. The Company’s filings with the SEC can also be accessed through the SEC’s EDGAR Database at www.sec.gov (EDGAR CIK No. 0001379041).
The Company also provides its quarterly Investor Presentations on its web site at www.employers.com.
About Employers Holdings, Inc.
EMPLOYERS® and America’s small business insurance specialist® are registered trademarks of EIG Services, Inc. Employers Holdings, Inc. is a holding company with subsidiaries that are specialty providers of workers’ compensation insurance and services focused on select, small businesses engaged in low-to-medium hazard industries. The Company operates throughout the United States, with the exception of four states that are served exclusively by their state funds. Insurance is offered through Employers

Insurance Company of Nevada, Employers Compensation Insurance Company, Employers Preferred Insurance Company, Employers Assurance Company and Cerity Insurance Company, all rated A- (Excellent) by the A.M. Best Company. Not all companies do business in all jurisdictions. See www.employers.com and www.cerity.com for coverage availability.
Contact Information
Company contact:
Mike Paquette (775) 327-2562 or mpaquette@employers.com

Investor relations contact:
Adam Prior, The Equity Group, Inc. (212) 836-9606 or aprior@equityny.com